EX-28.d.3.t.i

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND JACOBS LEVY EQUITY MANAGEMENT, INC.

Effective September 13, 2019

Amended February 21, 2023*

Funds of the Trust	Subadvisory Fees
NVIT U.S. 130/30 Equity Fund

0.50% on Aggregate Subadviser Assets† up to $200 million;

0.30% on Aggregate Subadviser Assets† of $200 million and more but less than $500 million; and

0.25% on Aggregate Subadviser Assets† $500 million and more.

NVIT Multi-Manager Small Cap Value Fund	0.45% on Subadviser Assets up to $200 million; and 0.40% on Subadviser Assets of $200 million or more.

NVIT Jacobs Levy Large Cap Growth Fund

0.50% on Aggregate Subadviser Assets† up to $200 million;

0.30% on Aggregate Subadviser Assets† of $200 million and more but less than $500 million; and

0.25% on Aggregate Subadviser Assets† of $500 million and more.

NVIT Jacobs Levy Large Cap Core Fund (formerly, NVIT Neuberger Berman Multi Cap Opportunities Fund)

0.30% on Subadviser Assets up to $50 million;

0.25% on Subadviser Assets of $50 million and more but less than $100 million;

0.20% on Subadviser Assets of $100 million and more but less than $800 million; and

0.16% on Subadviser Assets of $800 million and more.

Subadviser Assets will be calculated separately for the NVIT Multi-Manager Small Cap Value Fund and the NVIT Jacobs Levy Large Cap Core Fund (formerly, NVIT Neuberger Berman Multi Cap Opportunities Fund).

†

The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT U.S. 130/30 Equity Fund together with the Subadviser Assets of the NVIT Jacobs Levy Large Cap Growth Fund and the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Mutual Funds, Nationwide Fund Advisors and Jacobs Levy Equity Management, Inc., dated July 21, 2022) of the Nationwide U.S. 130/30 Equity Portfolio, a series of Nationwide Mutual Funds.

*	As approved at the Board of Trustees Meeting held on December 6-7, 2022.

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IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Cristopher Graham
Name: Christopher Graham
Title: VP, Chief Investment Officer

ADVISER
NATIONWIDE FUND ADVISORS

By:	/s/ Cristopher Graham
Name: Christopher Graham
Title: VP, Chief Investment Officer

SUBADVISER
JACOBS LEVY EQUITY MANAGEMENT, INC.

By:	/s/ Kenneth N. Levy
Name: Kenneth N. Levy
Title: Vice President